Stockholder contact:	Kevin Howley 617-385-9517 kevin.howley@columbiathreadneedle.com

Media contact:	Elizabeth Kennedy 617-897-9394 liz.kennedy@ampf.com

COLUMBIA SELIGMAN PREMIUM TECHNOLOGY GROWTH FUND, INC.

ANNOUNCEMENTS REGARDING

9th ANNUAL MEETING OF STOCKHOLDERS

Boston, MA, January 30, 2019 — The Board of Directors (the Board) of Columbia Seligman Premium Technology Growth Fund, Inc. (the Fund) (NYSE: STK) today held a meeting at which its members announced their consideration and unanimous nomination of Anthony M. Santomero to the Fund’s Board, filling a seat vacated by Mr. William P. Carmichael due to his retirement from the Board on December 31, 2018. In addition to his duties as a director, Dr. Santomero will also serve on the Board’s Audit Committee, Board Governance Committee, Contracts Committee, and Investment Review Committee. Dr. Santomero currently serves on the board of trustees of certain of the mutual fund boards within the Columbia Funds Complex and is nominated to serve on the board of another Columbia closed-end fund. Additional biographical information for Dr. Santomero is included below.

At the Fund’s 9th Annual Meeting of Stockholders to be held on April 16, 2019 (the Meeting) in Minneapolis, MN, Stockholders will be asked to elect Dr. Santomero and to re-elect two other directors to the Board, each to hold office until the 2022 Annual Meeting of Stockholders, and all until their successors are elected and qualify; to consider the ratification of the Board’s selection of PricewaterhouseCoopers LLP as the Fund’s independent registered public accounting firm for the 2019 fiscal year; and to consider such other matters as may properly come before the Meeting or any postponement or adjournment thereof. This and other information relating to the Meeting, including additional details of the Meeting place and time, will be described in a notice of meeting and proxy statement that the Fund intends to file with the Securities and Exchange Commission.

As previously announced on December 13, 2018, the close of business on February 26, 2019 has been fixed by the Board as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof.

Anthony M. Santomero – Dr. Santomero is the former President of the Federal Reserve Bank of Philadelphia. He holds the title of Richard K. Mellon Professor Emeritus of Finance at the Wharton School of the University of Pennsylvania and serves on the boards of several public companies, including the Board of Citigroup, Inc., Citibank N.A., Renaissance Reinsurance Company Ltd and the Penn Mutual Life Insurance Company. He previously served as Senior Advisor at McKinsey & Company and was the Richard K. Mellon Professor of Finance at the University of Pennsylvania’s Wharton School. During his 30-year tenure at Wharton, he held a number of academic and managerial positions, including Deputy Dean of the School. He has written approximately 150 articles, books and monographs on financial sector regulation and economic performance. Dr. Santomero will be retiring from the Board of Citigroup, Inc. and Citibank N.A. effective April 1, 2019.

The Fund is managed by Columbia Management Investment Advisers, LLC. This material is distributed by Columbia Management Investment Distributors, Inc., member FINRA.

Investors should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. You can obtain the Fund’s most recent periodic reports and other regulatory filings by contacting your financial advisor or visiting columbiathreadneedleus.com. These reports and other filings can also be found on the Securities and Exchange Commission’s EDGAR Database. You should read these reports and other filings carefully before investing.

Investment products are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

© 2019 Columbia Management Investment Advisers, LLC. All rights reserved.

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